      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1998

                                                      REGISTRATION NO. 333-49699

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                  FOSSIL, INC.

             (Exact name of registrant as specified in its charter)

                   DELAWARE                                        75-2018505
        (State or other jurisdiction of              (I.R.S. Employer Identification Number)
        incorporation or organization)

         2280 NORTH GREENVILLE AVENUE                          T.R. TUNNELL, ESQ.
            RICHARDSON, TEXAS 75082               SENIOR VICE PRESIDENT AND CHIEF LEGAL OFFICER
                (972) 234-2525                            2280 NORTH GREENVILLE AVENUE
                                                             RICHARDSON, TEXAS 75082
                                                                 (972) 699-2139
      (Name, address, including zip code,              (Name, address, including zip code,
  and telephone number, including area code,       and telephone number, including area code,
 of registrant's principal executive offices)          of registrant's agent for service)

                                           COPIES TO:

           RONALD J. FRAPPIER, ESQ.                          BRUCE MENDELSOHN, ESQ.
             JENKENS & GILCHRIST,                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
          A PROFESSIONAL CORPORATION                     1333 NEW HAMPSHIRE AVENUE, N.W.
         1445 ROSS AVENUE, SUITE 3200                        WASHINGTON, D.C. 20036
              DALLAS, TEXAS 75202                                (202) 887-4000
                (214) 855-4500

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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
                                EXPLANATORY NOTE

    This Amendment No. 1 to the Registration Statement on Form S-3 is being filed with the Commission solely for the purpose of filing the exhibits included herein.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the offering of shares hereby all of which will be borne by the Registrant are as follows (all amounts are estimates except for the Securities & Exchange Commission Registration fee):

Registration Fee.................................................  $  16,520
Nasdaq Listing Fee...............................................      6,100
Printing and Engraving...........................................    150,000*
Legal Fees and Expenses..........................................    125,000*
Accounting Fees and Expenses.....................................     75,000*
Blue Sky Fees and Expenses.......................................     10,000*
Transfer Agent...................................................      5,000*
Miscellaneous....................................................     12,380
                                                                   ---------
    Total........................................................  $ 400,000
                                                                   ---------
                                                                   ---------

------------------------

*   Estimated

    The Selling Stockholders will pay the incremental expenses of the Offering associated with the inclusion of their shares.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

    Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person ifs fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the unitholders.

    Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

CERTIFICATE OF INCORPORATION

    The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director derived an improper personal benefit or (iv) in respect of certain unlawful dividend payments or stock purchases or redemptions. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, but the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

BYLAWS

    The Bylaws of the Company, a copy of which is filed as Exhibit 3.2 to the Registration Statement, provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceedings is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as an effect or as it may be amended from time to time, against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators. The Bylaws also contain certain provisions designed to facilitate receipt of such benefits by any such persons.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:

 1.3*      Form of Underwriting Agreement for Common Stock

 5.1*      Opinion of Jenkens & Gilchrist, a Professional Corporation

23.1(1)    Consent of Deloitte & Touche LLP, Independent Auditors

23.2*      Consent of Jenkens & Gilchrist, a Professional Corporation (included in the opinion contained as Exhibit 5.1)

24(1)      Power of Attorney

27(1)      Financial Data Schedule

------------------------

*   Filed herewith.

(1) Previously filed.

    (b) Financial Statement Schedules:

        Not Applicable.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson and the State of Texas, on May 5, 1998.

                                FOSSIL, INC.

                                By:              /s/ TOM KARTSOTIS
                                     -----------------------------------------
                                                   Tom Kartsotis
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                                 EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board,
      /s/ TOM KARTSOTIS           Chief Executive Officer
------------------------------    and Director (Principal       May 5, 1998
        Tom Kartsotis             Executive Officer)

   /s/ KOSTA N. KARTSOTIS*      President and Chief
------------------------------    Operating Officer and         May 5, 1998
      Kosta N. Kartsotis          Director

                                Executive Vice President,
     /s/ RANDY S. KERCHO*         Chief Financial Officer
------------------------------    and Treasurer (Principal      May 5, 1998
       Randy S. Kercho            Financial and Accounting
                                  Officer)

    /s/ MICHAEL W. BARNES*
------------------------------  Executive Vice President        May 5, 1998
      Michael W. Barnes           And Director

      /s/ JAL S. SHROFF*
------------------------------  Director                        May 5, 1998
        Jal S. Shroff

   /s/ KENNETH W. ANDERSON*
------------------------------  Director                        May 5, 1998
     Kenneth W. Anderson

      /s/ ALAN J. GOLD*
------------------------------  Director                        May 5, 1998
         Alan J. Gold

     /s/ DONALD J. STONE*
------------------------------  Director                        May 5, 1998
       Donald J. Stone

*By:      /s/ TOM KARTSOTIS
      -------------------------
            Tom Kartsotis
              AGENT AND
          ATTORNEY-IN-FACT